UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 East Broadway Avenue

Maryville, Tennessee 37804

 (Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Facility Amendment No. 2

On November 13, 2017, Ruby Tuesday, Inc. (the “Company”) entered into a second amendment (the “Amendment No. 2”) relating to its previously-disclosed 364-day senior secured revolving credit agreement dated as of May 26, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Facility”) with, among other parties, UBS AG, Stamford Branch, as administrative agent and as issuing bank. The description of the Credit Facility set forth under Item 1.01 in the Company’s Current Report on Form 8-K dated May 26, 2017 is incorporated by reference herein.

Among other things, Amendment No. 2 clarifies the definition of “Indebtedness,” and permits liens on deposit accounts and related assets, each relating to the establishment or maintenance of depository relations with banks or cash management services.

Amendment No. 2 is effective as of November 13, 2017. As of November 13, 2017, the Company has no amounts drawn under the revolving loan commitment under the Credit Facility, and has $11.9 million drawn under standby letters of credit under the Credit Facility.

A copy of Amendment No. 2 is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of Amendment No. 2 is a summary only, and is qualified in its entirety by reference to the complete text of Amendment No. 2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	financial statements and exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, DATED MAY 26, 2017 AMONG, AMONG OTHER PARTIES, RUBY TUESDAY, INC. AND UBS AG, STAMFORD BRANCH, AS ADMINISTRATIVE AGENT AND ISSUING BANK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2017

RUBY TUESDAY INC.

By:	/s/ Rhonda Parish
Rhonda Parish
Chief Legal Officer